UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                ----------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report December 31, 2005
                        (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)


                       Delaware          0-16211     39-1434669
              (State of Incorporation) (Commission   (IRS Employer
                                        File Number)  Identification No.)


            221 West Philadelphia Street, York, Pennsylvania  17405
                (Address of principal executive offices)    (Zip Code)


                                 (717) 845-7511
                (Company's telephone number including area code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. - Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

   Mr. Edgar H. Schollmaier has retired from the Board of Directors of the Company effective December 31, 2005. Mr. Schollmaier is 72 years old and would not have been able to stand for re-election at the expiration of his current term in May of 2006 due to his reaching the Company's mandatory retirement age for Directors. Mr. Schollmaier has been a Director of the Company for nine and a half years, serving since June 1996. The Board of Directors of the Company and the Company are grateful for the valuable service provided by Mr. Schollmaier.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                   (Company)



                                          /s/Brian M. Addison
                                              Brian M. Addison
                                              Vice President, Secretary and
                                              General Counsel

                                              Date: January 5, 2005